Exhibit 99.1

ICON LEASING FUND

TWELVE, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2012

Letter from the CEOs                                                                                                                                      As of JULY 6, 2012

Dear investor in ICON Leasing Fund Twelve, LLC:

We write to briefly summarize our activity for the first quarter ended March 31, 2012.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of March 31, 2012, Fund Twelve was in its operating period and had invested $354,044,153 of capital in $721,702,4151 worth of business-essential equipment and corporate infrastructure.

On March 30, 2012, we sold telecommunications equipment subject to leases with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing.  We initially invested approximately $3,859,000 to purchase the equipment, and, during the term of these investments, we collected approximately $4,714,000 in rental and sale proceeds.

During the first quarter of 2012, Fund Twelve made two term loans for a total investment amount of $15,593,750.  The term loans are secured by business essential equipment of each borrower.

We believe that there will continue to be many opportunities to deploy our equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Twelve’s operations to date.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.

ICON Leasing Fund Twelve, LLC

First Quarter 2012 Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Portfolio Overview for the first quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.

Our operating period commenced in May 2009, during which time we will continue to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transaction

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On May 22, 2012, the term loan to Northern Crane Services, Inc. (“Northern Crane”) was satisfied in full prior to its maturity date.  Our initial investment was approximately $9,750,000 and, during the term of this investment, we collected approximately $12,554,000 in loan proceeds.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of March 31, 2012, our portfolio consisted primarily of the following investments:

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We participated in a $96,000,000 loan facility by making second priority term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) in the aggregate amount of $9,600,000.  The proceeds from the loans were used for the purchase of two Aframax tanker vessels, Shah Deniz and Absheron.  The loans bear interest at 15.25% per year and mature seventy-two months from the delivery date of each vessel.  All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited, and Ocean Holding Company Limited.

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A product tanker vessel, the Ocean Princess, that was purchased from Lily Shipping Ltd. (“Lily Shipping”), a wholly-owned subsidiary of the Ionian Group (“Ionian”), for the purchase price of $10,750,000.  The purchase price consisted of (i) a non-recourse loan in the amount of $5,500,000, (ii) $950,000 in cash and (iii) a subordinated, interest-free $4,300,000 payable to Lily Shipping, which is due upon the sale of the Ocean Princess in accordance with the terms of the bareboat charter.  The Ocean Princess is subject to a sixty month bareboat charter with Lily Shipping.  The obligations of Lily Shipping are guaranteed by Delta Petroleum Ltd., a wholly-owned subsidiary of Ionian.

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We participated in a $42,754,960 loan facility by making a $2,000,000 term loan to VAS Aero Services, LLC (“VAS”).  The loan is secured by a second priority security interest in, among other things, aircraft engines and related parts in VAS’s airplane component aftermarket sales operation.  The loan bears interest at a rate between 12% and 14.5% per year calculated on a quarterly basis and is payable through October 6, 2014.  VAS’s obligations under the loan are guaranteed by its parent company, VAS Aero Holdings, Inc., and certain affiliates.

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Information technology equipment that is subject to lease with Broadview Networks Holdings, Inc. and Broadview Networks Inc.  We paid approximately $5,025,000 for the equipment and the leases are set to expire between July 31, 2014 and March 31, 2015.

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We participated in a $171,050,000 loan facility by making a $5,031,000 secured term loan to Jurong Aromatics Corporation Pte. Ltd. (“Jurong Aromatics”).  The facility is part of an approximately $2.3 billion financing of the construction and operation of a condensate splitter and aromatics complex on Jurong Island in Singapore (the “Jurong Complex”).  The loan bears interest at rates ranging from 12.50% to 15% per year and matures in January 2021. The loan is secured by a second priority security interest in all of Jurong Aromatics’ assets which include, among other things, all equipment, plant, and machinery associated with the Jurong Complex.

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We participated in a £24,800,000 loan facility by making a £3,190,000 second priority term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”).  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries.  The loan bears interest at 20% per year for a period of thirty-three months, which began on January 1, 2010.

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A 25% interest in two Aframax tankers, Eagle Otome and Eagle Subaru (the “Tankers”), and two Very Large Crude Carriers, Eagle Virginia and Eagle Vermont (the “VLCCs”). The Tankers were each acquired for a purchase price of $13,000,000, comprised of $4,000,000 in cash and $9,000,000 in a senior non-recourse loan and are subject to thirty-six month bareboat charters with AET, Inc. Limited (“AET”).  The VLCCs were each acquired for a purchase price of $72,000,000, comprised of $17,000,000 in cash and $55,000,000 in a senior non-recourse loan and are subject to one hundred twenty month bareboat charters with AET.  The obligations of AET under the bareboat charters are guaranteed by AET’s parent company, AET Tanker Holdings Sdn. Bhd.  On April 5, 2011, $22,000,000 of subordinated non-recourse long term debt was borrowed from an unaffiliated third-party related to this investment. The loan is for a period of sixty months and may be extended for an additional twelve months.  On April 20, 2012, we were notified of an event of default on the senior loan.  Due to a change in the fair value of the Tankers and the VLCCs, a provision in the senior loan agreement restricts our ability to utilize cash generated by the charters of the Tankers and the VLCCs as of January 12, 2012 for purposes other than paying the senior loan. Approximately $1,800,000 was classified as restricted cash as of March 31, 2012. Charter payments in excess of the senior loan service are held in reserve by the senior lender until such time as the restriction is cured. Once cured, the reserves will be released to us. While this restriction is in place, we are prevented from applying the charter proceeds to the subordinated debt. As of March 31, 2012, all required payments on the subordinated debt had been made. Should we fail to meet our future payment obligations, the subordinated lender has certain rights, including step-in rights, which allow it to collect cash generated from the charters until such time as the subordinated lender has received all unpaid amounts.

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The pipelay barge, the Leighton Faulkner, that was purchased from Leighton Contractors (Asia) Limited (“Leighton Contractors”) for $20,000,000.  The purchase price consisted of $1,000,000 in cash and $19,000,000 in a non-recourse loan, which included $12,000,000 of senior debt and $7,000,000 of subordinated seller’s credit.  The Leighton Faulkner is subject to a ninety-six month bareboat charter that commenced on January 5, 2010.  The loan has a term of sixty months, with an option to extend for another thirty-six months.  All of Leighton Contractors’ obligations are guaranteed by its ultimate parent company, Leighton Holdings Limited (“Leighton Holdings”), a publicly traded company on the Australian Stock Exchange.

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We participated in a $37,000,000 loan facility (the “Revstone Term Loan”) by making a $13,593,750 loan to subsidiaries of Revstone Transportation, LLC (collectively, the “Revstone Borrowers”).  The Revstone Term Loan is secured by, among other things, a first priority security interest in all of the Revstone Borrowers’ manufacturing equipment and related collateral, various equity pledges, and a mortgage on certain real property.  The Revstone Term Loan bears interest at 15% per year and is payable monthly in arrears for a period of sixty months beginning on March 1, 2012.  We also made a capital expenditure loan (the “CapEx Loan”) to the Revstone Borrowers in the amount of approximately $223,000.  The CapEx Loan is secured by a first priority security interest in the machining equipment purchased with the proceeds from the CapEx Loan, as well as a second priority security interest in the Revstone Term Loan collateral.  The CapEx Loan bears interest at rates between 15% and 17% per year and is payable monthly in arrears for a period of sixty months beginning on May 1, 2012. All of the Revstone Borrowers’ obligations under the Revstone Term Loan and the CapEx Loan are guaranteed by Revstone Transportation, LLC and certain of its affiliates.

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A 49.54% interest in eight Ariel gas compressors (the “Compressors”) that were purchased for the aggregate amount of approximately $11,298,000.  The Compressors are subject to a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.  On September 14, 2011, the future receivables related to the leases with Atlas were financed by entering into a loan agreement with Wells Fargo Equipment Finance, Inc. (“Wells Fargo”) in the amount of approximately $10,628,000. The loan bears interest at 4.08% per year and matures on September 1, 2013.

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A saturation diving system that was purchased from Swiber Engineering Ltd. (“Swiber”) for $10,000,000.  The purchase price was comprised of $8,000,000 in cash and a $2,000,000 subordinated seller’s credit.  The diving system is subject to a sixty month lease with Swiber Offshore Construction Pte. Ltd. that is scheduled to expire on June 30, 2014.  All of the lessee’s obligations are guaranteed by its parent company, Swiber Holdings Limited.

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A 300-man accommodation and work barge, the Swiber Victorious, equipped with a 300-ton pedestal mounted offshore crane, which was purchased for $42,500,000.  The purchase price was comprised of (i) $19,125,000 in cash, (ii) an $18,375,000 contribution-in-kind by Swiber, and (iii) a subordinated, non-recourse and unsecured $5,000,000 payable. The barge is subject to a ninety-six month bareboat charter with Swiber Offshore Marine Pte. Ltd. that commenced on March 24, 2009.

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We participated in a $20,000,000 loan facility by making an $11,000,000 first priority secured term loan to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”).  The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM Borrowers analog seismic system equipment owned by the ARAM Borrowers, and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loan bears interest at 15% per year for a period of sixty months, beginning on August 1, 2009.

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Two Aframax product tankers, the Eagle Auriga and the Eagle Centaurus, that were purchased from Aframax Tanker I AS for a total of $82,500,000.  The purchase price was comprised of $27,500,000 in cash and $55,000,000 in non-recourse loans. The Eagle Auriga and the Eagle Centaurus are subject to eighty-four month bareboat charters with AET that expire in November 2013.

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A 64.30% interest in the Eagle Carina, an Aframax product tanker, which was purchased for $39,010,000.  The purchase price was comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET that expires in November 2013.

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A 64.30% interest in the Eagle Corona, an Aframax product tanker, which was purchased for $41,270,000.  The purchase price was comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires in November 2013.

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We participated in an $8,000,000 loan facility by making a $3,200,000 term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”).  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  The loan bears interest at 13% per year and is payable monthly in arrears for a period of forty-eight months beginning on September 1, 2010.

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A 45% interest in a joint venture that owns plastic films and flexible packaging manufacturing equipment for consumer products.  The equipment was purchased for $12,115,000 and is subject to a lease with Pliant Corporation that expires on September 30, 2013.

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We made term loans to affiliates of Northern Leasing in the aggregate amount of approximately $24,525,000.  The loans were secured by various pools of leases for point of sale equipment and guarantees from Northern Leasing.  The loans accrued interest at rates ranging from 9.47% to 18% per year, were scheduled to mature at various dates through November 2013, and, on May 2, 2012, were satisfied prior to their maturity dates. During the term of these investments, we collected approximately $32,660,000 in loan proceeds.

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An accommodation and work barge, Leighton Mynx, and the pipelay barges, Leighton Stealth and Leighton Eclipse, which were purchased from Leighton Offshore Pte. Ltd. (“Leighton”) for the aggregate amount of $133,000,000, which consisted of $6,200,000 in cash and $126,800,000 in non-recourse loans.  The loans included $79,800,000 of senior debt and $47,000,000 of subordinated seller’s credit. The Leighton Mynx, Leighton Stealth, and Leighton Eclipse are each subject to ninety-six month bareboat charters with Leighton that expire in June 2017. The Leighton Mynx was upgraded by installing a helicopter deck, crane, and accommodation unit for $20,000,000. The upgrades were financed with $2,000,000 in cash and $18,000,000 in non-recourse loans, which includes $4,000,000 of subordinated contractor’s credit and $14,000,000 of senior debt.  The Leighton Mynx also installed a Manitowoc crawler crane for $3,500,000.  The installation of the crane was financed with $1,050,000 in cash and $2,450,000 in a non-recourse loan.  All of Leighton’s obligations are guaranteed by Leighton Holdings.

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A Bucyrus Erie model 1570 Dragline (the “Dragline”) that was purchased for approximately $12,461,000.  The Dragline is subject to a sixty month lease with Magnum Coal Company and its subsidiaries that commenced on June 1, 2008.

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Auto parts manufacturing equipment purchased from Sealynx Automotive Transieres SAS (“Sealynx”) that was simultaneously leased back to Sealynx.  We paid approximately $11,626,000 for the equipment.  The lease commenced on March 3, 2008 and is for a period of sixty months.  On December 7, 2010, Sealynx filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  On May 16, 2011, we entered into an agreement to sell the equipment leased to Sealynx for €3,000,000. The purchase price will be paid in three installments and will accrue interest at an annual rate of 5.5%. We will retain title to the equipment until the final payment is received on or before June 1, 2013.  On April 25, 2012, Sealynx again filed for Redressement Judiciaire. At this time, it is not possible to determine our ability to collect on the amounts due from Sealynx.

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Fourteen 2009 MCI D405 passenger buses that were purchased for approximately $5,314,000 from CUSA PRTS, LLC (“CUSA”), an affiliate of Coach America Holdings, Inc. (“Coach”).  The equipment is subject to a lease with CUSA that commenced on April 1, 2009.  The obligations of CUSA under the lease are guaranteed by Coach.  On December 11, 2009, we borrowed approximately $3,207,000 from Wells Fargo pursuant to a non-recourse loan agreement.  The loan was secured by, among other things, a first priority security interest in the buses.  The loan was payable monthly for a period of thirty-eight months, beginning on January 1, 2010, accrued interest at 7.5% per year.  On January 3, 2012, CUSA and its parent-company, Coach Am Group Holdings Corp., commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court. On January 20, 2012, we satisfied our non-recourse debt obligation, secured by fourteen passenger buses, with Wells Fargo for approximately $1,192,000. As of March 31, 2012, CUSA has made substantially all of its lease payments.

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A 93.67% interest in a joint venture that owns machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LCM”), a subsidiary of MW Universal, Inc.  Prior to forming the joint venture, we purchased the equipment subject to lease with LCM for $14,890,000.  The lease expires on December 31, 2012.

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A 55% interest in a joint venture that owns semiconductor manufacturing equipment.  The total purchase price for the equipment was approximately $15,729,000, of which we paid approximately $8,651,000.  The equipment was subject to a sixty month lease with Equipment Acquisition Resources, Inc. (“EAR”).  EAR’s obligations under the lease were secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including us. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Subsequent to the filing of the bankruptcy petition, EAR disclaimed any right to its equipment and such equipment became the subject of an Illinois State Court proceeding.  On June 2, 2010, we sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, we received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  We have had the New York State Supreme Court judgments recognized in Illinois, where the principals live, but do not currently anticipate being able to collect on such judgments.  On March 16, 2011 and July 8, 2011, we sold certain parcels of real property that were located in Jackson Hole, Wyoming for a net sale price of approximately $1,183,000 and $220,000, respectively.  On October 21, 2011, the Chapter 11 bankruptcy trustee for EAR filed an adversary complaint against us seeking the recovery of lease payments that the trustee alleges were fraudulently transferred to us from EAR.  The complaint also sought the recovery of payments made to us by EAR during the 90-day period preceding EAR’s bankruptcy filing and the imposition of a constructive trust over certain real property and the proceeds from the sale we received as security in connection with our investment.  Our Manager believes these claims are frivolous and intends to vigorously defend this action. At this time, we are unable to predict the outcome of this action or loss therefrom, if any. Such equipment was subsequently sold as part of the Illinois State Court proceeding. On March 7, 2012, one of the creditors in the Illinois State Court proceedings won a summary judgment motion filed against us which dismissed our claim to the proceeds resulting from the sale of the equipment. The basis of the court’s decision centered on the fact that we were made whole from the foreclosure of the property in Wyoming.  Our Manager is currently appealing this decision. At this time, it is not possible to determine the likelihood of success of the appeal.

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We participated in an approximately $150,000,000 loan facility by making a $9,750,000 term loan to Northern Crane.  The loan was secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries.  All of Northern Crane’s and its subsidiaries’ obligations under the loan were guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.  The loan accrued interest at 15.75% per year, was scheduled to mature in March 2015, and, on May 22, 2012, was satisfied prior to its maturity date.

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Two handy-size container vessels, Arabian Express and Aegean Express, which were purchased for the aggregate amount of $51,000,000 from the Vroon Group B.V. (“Vroon”).  The purchase price consisted of a cash payment of approximately $12,300,000 and non-recourse loans in the amount of approximately $38,700,000.  The container vessels are each subject to seventy-two month bareboat charters with subsidiaries of Vroon that commenced on April 24, 2008.  All obligations under the respective bareboat charters are guaranteed by Vroon.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $10,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend.  The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year.  In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility. At March 31, 2012, the Fund had $1,200,000 outstanding under the facility. On May 3, 2012, the Fund repaid $1,200,000, which satisfied its outstanding loan balance under the Facility.

Additional Disclosures

As of March 31, 2012, the Fund maintained a leverage ratio of 0.94:11.  During the first quarter of 2012, we collected 99.99%2 of all scheduled receivables, with the uncollected receivables primarily relating to our investment with CUSA.

One of our objectives is to provide cash distributions to our members.  In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations.  We refer to this financial measure as cash available from our business operations, or CABO.  CABO is not equivalent to our net operating income or loss as determined under GAAP.  Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time.  We define CABO as the net change in cash during the period plus distributions to members and investments made during such period, less the debt proceeds used to make such investments and the activity related to the revolver, as well as the net proceeds from equity raised through the sale of interests during such period.

1	Pursuant to the Fund’s financials, prepared in accordance with GAAP. Leverage ratio is defined as total liabilities divided by total equity.
2   Collections as of April 30, 2012.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail above.

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful.  CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity.  CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of management fees and expenses, excluding distributions to members, net equity raised and investments made.

Net Change in Cash per GAAP Statement of Cash Flows	Business Operations Net cash flow generated by our investments, net of management fees and expenses (CABO)	Non-Business Operations Net equity raised Cash expended to make investments and Distributions to members

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations.  By taking the total net change in cash and deducting the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of management fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period from the GAAP statements of cash flows
+           distributions to members during the period
+           investments made during the period to the extent of equity raised and cash on hand at the beginning of the period
-           debt proceeds specifically used to make an investment and the activity related to the revolver
-           net proceeds from the sale of interests during the period

=           CABO

Cash Available From Business Operations
for the Period January 1, 2012 to March 31, 2012

Cash Balance at January 1, 2012	$26,317,435
Cash Balance at March 31, 2012	$12,633,244

Net Change in Cash		$(13,684,191)

Add Back:
Distributions Paid to Members from January 1, 2012 to March 31, 2012		$8,495,859

Investments made during the Period
Investment in Notes Receivable	16,130,690
Investment in Notes Receivable by joint venture	-
Purchase of Equipment	-
Investment in Joint Ventures	-
Investment by Noncontrolling Interests, net	-
		$16,130,690

Deduct:
Net equity raised during the period		$(15,201	)1
Debt Proceeds used specifically for Investments and activity related to the revolver		$1,200,000

Cash Available from Business Operations (CABO)		$9,757,559

1.This amount is the net amount of (a) the Sale of Membership Interests, (b) Sales and Offering Expenses Paid, (c) Deferred Charges, and (d) Repurchase of Membership Interests, all from the Fund's Consolidated Statements of Cash Flows. This amount is deducted as it is not considered a source for distributions.

Transactions with Related Parties

We entered into certain agreements with our Manager and with and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we paid certain fees and reimbursements to those parties.  Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001, and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments. The purchase price includes the cash paid, indebtedness incurred, assumed, or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $84,959 for the three months ended March 31, 2012. Additionally, our Manager’s interest in our net income was $36,569 for the three months ended March 31, 2012.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended March 31,
Entity	Capacity	Description	2012	2011
ICON Capital Corp.	Manager	Acquisition fees (1)	$957,641	$1,302,313
ICON Capital Corp.	Manager	Administrative expense reimbursements (2)	547,333	640,592
ICON Capital Corp.	Manager	Management fees (2)	1,060,440	1,141,084
Total			$2,565,414	$3,083,989

(1) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(2) Amount charged directly to operations.

At March 31, 2012 and December 31, 2011, we had a net payable due to our Manager and its affiliates of $116,320 and $109,356, respectively, primarily related to administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	March 31,
	2012	December 31,
	(unaudited)	2011

Current assets:
Cash and cash equivalents	$12,633,244	$26,317,435
Current portion of net investment in notes receivable	13,467,888	10,101,702
Current portion of net investment in finance leases	15,756,891	17,422,138
Other current assets	2,199,571	3,085,831

Total current assets	44,057,594	56,927,106

Non-current assets:
Net investment in notes receivable, less current portion	37,243,968	26,563,447
Net investment in finance leases, less current portion	144,171,513	148,501,603
Leased equipment at cost (less accumulated depreciation of
$92,199,031 and $82,423,653, respectively)	213,889,156	225,115,559
Investment in joint ventures	14,202,456	14,282,121
Other non-current assets	12,889,132	11,271,291

Total non-current assets	422,396,225	425,734,021

Total Assets	$466,453,819	$482,661,127

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$47,587,371	$48,748,203
Revolving line of credit, recourse	1,200,000	-
Derivative financial instruments	5,167,956	5,606,662
Deferred revenue	4,725,541	4,149,418
Due to Manager and affiliates	116,320	109,356
Accrued expenses and other current liabilities	2,149,619	2,690,423

Total current liabilities	60,946,807	61,304,062

Non-current liabilities:
Non-recourse long-term debt, less current portion	109,146,185	120,578,143
Other non-current liabilities	55,581,035	55,175,810

Total non-current liabilities	164,727,220	175,753,953

Total Liabilities	225,674,027	237,058,015

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	220,914,682	225,720,481
Manager	(881,531)	(833,141)
Accumulated other comprehensive loss	(5,846,362)	(6,316,067)

Total Members' Equity	214,186,789	218,571,273

Noncontrolling Interests	26,593,003	27,031,839

Total Equity	240,779,792	245,603,112

Total Liabilities and Equity	$466,453,819	$482,661,127

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

	Three Months Ended March 31,
	2012	2011

Revenue:
Finance income	$5,494,270	$5,712,181
Rental income	11,327,208	15,076,446
Income from investment in joint ventures	548,300	146,531
Net gain on sale of leased assets	289,669	-

Total revenue	17,659,447	20,935,158

Expenses:
Management fees - Manager	1,060,440	1,141,084
Administrative expense reimbursements - Manager	547,333	640,592
General and administrative	858,071	718,672
Interest	3,316,660	4,000,179
Depreciation	10,325,482	8,645,049
Reversal of credit loss reserve	(345,000)	-
Impairment loss	-	11,290,617
Gain on derivative financial instruments	(2,292,488)	(77,222)

Total expenses	13,470,498	26,358,971

Net income (loss)	4,188,949	(5,423,813)

Less: Net income (loss) attributable to noncontrolling interests	532,078	(4,141,757)

Net income (loss) attributable to Fund Twelve	$3,656,871	$(1,282,056)

Net income (loss) attributable to Fund Twelve allocable to:
Additional Members	$3,620,302	$(1,269,235)
Manager	36,569	(12,821)

	$3,656,871	$(1,282,056)

Comprehensive income (loss):
Net income (loss)	$4,188,949	$(5,423,813)
Change in valuation of derivative financial instruments	397,378	1,236,258
Currency translation adjustment	89,190	303,404

Total comprehensive income (loss):	4,675,517	(3,884,151)

Less: Comprehensive income (loss) attributable to noncontrolling interests	548,941	(4,051,310)

Comprehensive income attributable to Fund Twelve	$4,126,576	$167,159

Weighted average number of additional shares of
limited liability company interests outstanding	348,636	348,650

Net income (loss) attributable to Fund Twelve per weighted
average additional share of limited liability company
interests outstanding	$10.38	$(3.64)

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Equity

	Members' Equity
	Additional			Accumulated
	Shares of			Other	Total
	Limited Liability	Additional		Comprehensive	Members'	Noncontrolling	Total
	Company Interests	Members	Manager	Loss	Equity	Interests	Equity
Balance, December 31, 2011	348,650	$225,720,481	$(833,141)	$(6,316,067)	$218,571,273	$27,031,839	$245,603,112

Net income	-	3,620,302	36,569	-	3,656,871	532,078	4,188,949
Change in valuation of
derivative financial instruments	-	-	-	380,515	380,515	16,863	397,378
Currency translation adjustment	-	-	-	89,190	89,190	-	89,190
Cash distributions	-	(8,410,900)	(84,959)	-	(8,495,859)	(987,777)	(9,483,636)
Shares of limited liability company interests
repurchased	(20)	(15,201)	-		(15,201)	-	(15,201)

Balance, March 31, 2012 (unaudited)	348,630	$220,914,682	$(881,531)	$(5,846,362)	$214,186,789	$26,593,003	$240,779,792

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2012	2011

Cash flows from operating activities:
Net income (loss)	$4,188,949	$(5,423,813)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Finance income	(3,670,561)	(3,798,683)
Rental income paid directly to lenders by lessees	(7,548,502)	(8,175,408)
Income from investment in joint ventures	(548,300)	(146,531)
Depreciation	10,325,482	8,645,049
Interest expense on non-recourse financing paid directly
to lenders by lessees	869,615	1,309,097
Interest expense from amortization of debt financing costs	247,813	290,426
Accretion of seller's credit and other	590,423	588,018
Impairment loss	-	11,290,617
Reversal of credit loss reserve	(345,000)	-
Net gain on sale of leased assets	(289,669)	-
Gain on derivative financial instruments	(2,292,488)	(77,222)
Changes in operating assets and liabilities:
Collection of finance leases	9,223,482	9,573,545
Other assets	1,241,075	(344,744)
Accrued expenses and other current liabilities	(682,874)	(98,584)
Deferred revenue	353,721	(1,692,677)
Due to/from Manager and affiliates	6,964	56,305
Distributions from joint ventures	382,505	146,531

Net cash provided by operating activities	12,052,635	12,141,926

Cash flows from investing activities:
Purchase of equipment	-	(2,012,552)
Proceeds from sale of equipment	1,463,425	2,729,276
Investment in joint venture	-	(12,218,393)
Distributions received from joint ventures in excess of profits	245,460	188,043
Investment in notes receivable	(16,130,690)	-
Principal repayment on notes receivable	2,350,633	2,470,167

Net cash used in investing activities	(12,071,172)	(8,843,459)

Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	1,200,000	-
Repayment of non-recourse long-term debt	(5,376,579)	(3,176,867)
Repurchase of limited liability company interests	(15,201)	-
Distributions to noncontrolling interests	(987,777)	(1,563,675)
Cash distributions to members	(8,495,859)	(8,496,183)

Net cash used in financing activities	(13,675,416)	(13,236,725)

Effects of exchange rates on cash and cash equivalents	9,762	1,446

Net decrease in cash and cash equivalents	(13,684,191)	(9,936,812)

Cash and cash equivalents, beginning of period	26,317,435	29,219,287

Cash and cash equivalents, end of period	$12,633,244	$19,282,475

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2012	2011

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$1,621,007	$1,029,433

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest on non-recourse long-term debt
paid directly to lenders by lessees	$8,155,205	$8,175,408

Exchange of equity interest in three consolidated joint ventures for the
proportionate share of certain notes receivable	$-	$17,068,983

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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